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                                 EXHIBIT 23.2

              Consent of Independent Certified Public Accountants


     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Global Imaging Systems, Inc. 401(k) Retirement Plan of our report dated February 6, 1998 (for the period ended December 31, 1997) and February 20, 1998 (for the period ended January 31, 1997).


                                            Respectfully,


                                            /s/ Joseph D. Kalicka & Company, LLP


                                            JOSEPH D. KALICKA & COMPANY, LLP
                                            Certified Public Accountants

Holyoke, Massachusetts
August 27, 1998